SUBORDINATED TERM LOAN NOTE

West Berlin, New Jersey
September 30, 2008

                                                $2,000,000

FOR VALUE RECEIVED, the undersigned, Dynasil Corporation of America, a Delaware corporation having an address at 385 Cooper Road, West Berlin, NJ 08091 ("Borrower"), promises to pay to the order of RMD Instruments, LLC, a Massachusetts limited liability company having an address at 44 Hunt Street Watertown, MA 02472 ("Lender"), the principal sum of two million Dollars ($2,000,000) (the "Loan") or so much thereof as may be outstanding from time to time on or before March 31, 2009 (the "Maturity Date"), together with interest on the amount thereof outstanding from time to time, from the date hereof until fully paid at the fixed interest rate of eight percent (8%) per annum. All payments under this Subordinated Term Loan Note shall be made at the Lender's office set forth above, unless otherwise agreed in writing by Borrower and Lender.

Interest shall accrue on the outstanding principal balance of this Subordinated Term Loan Note and be calculated as set forth in Section 1 of this Subordinated Term Loan Note. All interest, late fees, and all other fees and charges payable under this Subordinated Term Loan Note shall continue to be due and payable at such rates for so long as any balance remains outstanding under this Subordinated Term Loan Note, whether or not the Loan has matured or been accelerated. This provision shall survive and apply following any default, maturity, acceleration, recovery of judgment, judgment of foreclosure, bankruptcy, insolvency proceedings of any kind, or the happening of any other event or occurrence, similar or dissimilar.

1. Payments. The Note shall bear interest and be payable in accordance with the terms and conditions, at the times, and in the manner set forth herein. Commencing on the first day of the first full month after the Closing Date and continuing on the first day of each succeeding calendar month thereafter, to and including the first day of December, Borrower shall pay Lender monthly installments of interest only on the total outstanding principal balance beginning on the date of the first advance. On the Maturity Date, Borrower shall pay Lender the outstanding principal balance of this Subordinated Term Loan Note together with all accrued interest and all other sums outstanding or due and payable under this Subordinated Term Loan Note. All computations of interest shall be made on the basis of a three hundred sixty five (365) day year and the actual number of days elapsed. If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, Borrower shall pay to Lender a late fee equal to five percent (5%) of the required payment and the interest rate on any late amounts shall increase to 15%. Borrower may prepay all or any part of the unpaid principal balance at any time without premium or penalty.

2. Events of Default. The occurrence and continuance of any of the following events or conditions shall constitute an "Event of Default" hereunder: (a) failure by Borrower to pay Lender any sums on the date such sums are due and payable, whether for principal, interest, fees, costs, charges, or otherwise, and whether upon stated maturity, acceleration, or otherwise, due under this Subordinated Term Loan Note;
(b) any action of Borrower in connection with or in contemplation of its dissolution or liquidation; (c) the entry of any final judgment or attachment or seizure of, or levy upon, any property of Borrower, and not covered by insurance, removed, or bonded within sixty (60) days after such attachment, seizure, or levy; (d) institution of any proceedings by or against Borrower under any bankruptcy, insolvency, debt adjustment, debtor rehabilitation, or similar statute, whether state or federal, and such proceedings shall have continued undischarged and unstayed for ninety (90) days after the commencement thereof, or (e) the admission in writing by Borrower of any inability to pay Borrower's, debts generally as they become due, the appointment of a judicial officer or representative for Borrower or for Borrower's property, including, without limitation, a receiver, trustee, conservator, liquidator, sequestrator, custodian, or other similar or dissimilar judicial officer or representative.

3. Remedies. After the occurrence of any one or more Events of Default, or at any time thereafter, if such Event of Default is continuing ten
(10) days after written notice from Lender that an Event of Default has occurred and has not been waived by Lender and if the Borrower has not cured or commenced commercially reasonable efforts to cure such Event of Default, the Lender's obligations to make any further advances to the Borrower shall immediately and automatically terminate; the outstanding principal balance hereunder, all interest and fees accrued and unpaid thereon, and all other amounts and obligations payable by Borrower hereunder may, at the option of Lender, be accelerated and become due and payable in full immediately, all without protest, presentment, demand, or further notice of any kind to Borrower, all of which are expressly waived by Borrower. Upon such acceleration, Lender may proceed to protect, exercise, and enforce all of its rights, powers, privileges, and remedies hereunder or otherwise at law or equity. The rights, powers, privileges, and remedies set forth in this Subordinated Term Loan Note shall not be deemed exclusive of any other rights, powers, privileges, or remedies granted at law, in equity, or otherwise; but rather shall be deemed additional rights, powers, privileges, and remedies and shall be cumulative with the rights, powers, privileges, and remedies granted herein and elsewhere. Without limiting the generality of the foregoing, the rights, powers, privileges, and remedies set forth herein shall be (a) enforceable concurrently and successively and (b) in addition to, and not in substitution for, the rights, powers, privileges, and remedies that would otherwise be vested in Lender for the recovery of damages, or otherwise, in the event of a breach of any of the undertakings of Borrower hereunder. Any inaction or partial exercise by Lender of any of its rights, powers, privileges or remedies hereunder shall neither cure, waive or affect any Event of Default hereunder, nor shall the same be construed as a waiver of any of Lender's rights, powers, privileges and remedies, No waiver by Lender of any of Lender's rights, powers, privileges and remedies hereunder shall be construed as a waiver by Lender of any of Lender's other rights, powers, privileges and remedies. No consent to or waiver of any departure by the Borrower from its covenants or obligations hereunder shall be effective unless the same shall be in writing and signed by a duly authorized officer of the Lender and such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. No failure or delay on the part of Lender in exercising any right, power, privilege or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right, power, privilege or remedy shall preclude any other or further exercises thereof or the exercise of any other right, power, privilege or remedy hereunder.

4. Subordination. Lender hereby subordinates its right to payment hereunder and all claims now or hereafter owing to it by the Borrower to payments that are owed to and all other claims of Susquehanna Patriot Bank (including its other banking affiliates, if any, the "Bank"). Without limiting the generality of the foregoing, but in furtherance thereof, Lender acknowledges and agrees that the Borrower must be current on all payments then owing by the Borrower to the Bank before any payments may be made hereunder, whether of principal, interest or other charges. Further, Lender agrees to execute and deliver to the Bank any other agreement, instrument or document that the Bank shall reasonably request to evidence or fulfill the full purpose and intent of this Section 4.

5. Jurisdiction and Venue. Each of Borrower and Lender irrevocably and unconditionally waives any defense of improper venue or inconvenience of forum in any actions under this Subordinated Term Loan Note, and any rights to claim immunity in respect of itself or any of its property or assets, including immunity from jurisdiction, immunity from attachment prior to entry of judgment, immunity from attachment in aid of execution of judgment, and immunity from execution or judgment, all in respect of any legal suit, action, or proceeding arising out of, or relating to, this Subordinated Term Loan Note. Each of Borrower and Lender irrevocably consents to the exclusive personal and subject matter jurisdiction of the Camden County, New Jersey Superior Court and/or the United States District Court for the District of New Jersey in any actions, suits or proceedings hereunder, and each of them irrevocably consents to service of process by certified mail, return receipt requested, to the addresses set forth above. Further, neither Borrower nor Lender shall object that any of the foregoing venues for any action, suit or proceeding between them is inconvenient.

6. Miscellaneous. This Subordinated Term Loan Note is the final, complete and exclusive statement of the agreement and understanding of the parties with respect to the subject matter hereof. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are incorporated herein and superseded by this Subordinated Term Loan Note. This Subordinated Term Loan Note may not be amended or modified except by a written instrument executed by Borrower and Lender. Neither this Subordinated Term Loan Note nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. This Subordinated Term Loan Note has been reviewed by each of the parties and its counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties. Unless the context clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, the use of any gender shall be applicable to all genders; "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or". Unless other expressly stated, the words "hereof", "herein", "hereby", "hereunder" and other similar terms in this Subordinated Term Loan Note refer to this Subordinated Term Loan Note as a whole and not exclusively to any particular provision of this Subordinated Term Loan Note. All rights of Lender and Borrower under this Subordinated Term Loan Note shall inure to the benefit of their respective successors and assigns and this Subordinated Term Loan Note and all the provisions hereof shall be binding upon Lender and Borrower and their respective successors and assigns. Notwithstanding anything herein to the contrary, Borrower may not assign or transfer any of its rights under this Subordinated Term Loan Note without the prior written consent of Lender, which shall not unreasonably be withheld. The headings herein are inserted solely for convenience of reference only and shall not affect its meaning, construction, or effect. Wherever possible each provision of this Subordinated Term Loan Note shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision hereof shall be found to be illegal, invalid, prohibited, or unenforceable for any reason, such provision shall be ineffective to the extent of such illegality, invalidity, prohibition, or unenforceability without invalidating any of the remainder of this Subordinated Term Loan Note. This Subordinated Term Loan Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with laws of the State of New Jersey (excluding the laws applicable to conflicts or choice of law). This Subordinated Term Loan Note may be executed in one or more counterparts, each of which shall be deemed an original, and each of which when taken together shall constitute but one and the same instrument and shall be binding upon each of the undersigned as fully and completely as if all had signed the same instrument.

IN WITNESS WHEREOF, intending to be legally bound, Borrower has executed this Subordinated Term Loan Note.

                         DYNASIL CORPORATION OF AMERICA


                    By:________________________________
                         Craig T. Dunham
                         President



Attest:



By:_______________________________
  Name:
  Title:



(Corporate Seal)